UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2004

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;

Item 8.01. Other Events.

On October 27, 2004, SOURCECORP, Incorporated (the “Company”) reported in a Current Report on Form 8-K* (the “Report”) that under the guidance of its Audit Committee it had initiated an investigation of the financial results of one of the Company’s operating subsidiaries in the Information Management Division of the Company’s Information Management and Distribution reportable segment. In connection with the filing of the Report and the commencement of the Company’s internal investigation, the Company approached the Fort Worth, Texas enforcement office of the Securities and Exchange Commission (the “SEC”) on a voluntary basis to notify the agency of the Company’s understanding of the events leading to the investigation. The Company has provided the SEC with periodic updates as to the progress of the investigation and intends to fully cooperate with the SEC as the Company’s investigation proceeds.

On November 10, 2004, the Company filed a Form 12b-25 with the SEC, in which the Company indicated that it was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 within the prescribed time period, and that it would not be in a position to do so until it is further along in the investigation described in the Report. As such, although the extension period provided by Form 12b-25 expired November 15, 2004, the Company was not in a position to file the Quarterly Report prior to the expiration of such extension period.

The Company also announced in the Report that it was seeking certain waivers under its Credit Agreement, dated as of April 3, 2001, as amended (the “Credit Agreement”), with Bank of America, N.A. and the lenders party thereto, including a waiver of any default under the Credit Agreement arising as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the third quarter. As of November 12, 2004, the Company entered into a waiver agreement (the “Waiver”) with respect to the Credit Agreement with the lenders party thereto, a copy of which is filed as Exhibit 99.1 to this Current Report. Pursuant to the terms of the Waiver, the lenders agreed, among other things, to waive any default under the Credit Agreement that resulted from certain matters described in the Report, potential non-compliance with a designated fixed charge coverage ratio, and the Company’s failure to timely file its Quarterly Report on Form 10-Q for the third quarter. The Waiver also provides that during the period that the Waiver is in effect, the outstanding principal amount of the loans under the Credit Agreement may not exceed $112,000,000. As of November 16, 2004, the Company’s availability under the Credit Agreement was approximately $23.8 million. The Waiver is to expire on the earlier to occur of March 15, 2005 and the occurrence of an event of default not covered by the Waiver.

The statements in this report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial

*	The Report was amended pursuant to a Form 8-K/A filed with the SEC on October 27, 2004 to correct a typographical error; however, the disclosure was not changed.

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statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s other filings with the SEC, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Waiver to Credit Agreement, effective as of November 12, 2004, by and among SOURCECORP, Incorporated, Bank of America, N.A., as a Lender and as Administrative Agent for Lenders and the other Agents and Lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCECORP, INCORPORATED

Date: November 16, 2004	By:	/s/ ED H. BOWMAN
Ed. H. Bowman
Chief Executive Officer and President

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Waiver to Credit Agreement, effective as of November 12, 2004, by and among SOURCECORP, Incorporated, Bank of America, N.A., as a Lender and as Administrative Agent for Lenders and the other Agents and Lenders party thereto

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